Exhibit 99.1

Tasty Baking Company Reports Fourth Quarter and Year End 2004 Financial Results

    PHILADELPHIA--(BUSINESS WIRE)--March 1, 2005--Tasty Baking Company (NYSE:TBC) today announced financial results for the fourth quarter and year ended December 25, 2004.


                 FINANCIAL HIGHLIGHTS FOURTH QUARTER
                          AND YEAR END 2004
----------------------------------------------------------------------
$ in millions, except per share data
(a) Percentages may not calculate due to rounding
(b) EPS for quarter and fiscal year may not agree due to rounding and shares outstanding

                    2004    2003      %      Fiscal  Fiscal     %
                     Q4      Q4    Change(a)   2004    2003  Change(a)
                   ------- ------  --------- ------- ------- ---------
Gross Sales         $63.1   $62.5    1.0%     $259.0  $250.6    3.3%
       Route Sales  $47.8   $47.0    1.8%     $194.5  $184.7    5.3%
   Non-Route Sales  $15.3   $15.5   -1.5%      $64.5   $65.9   -2.1%
Net Sales           $39.2   $39.0    0.5%     $159.1  $159.1    0.0%

    Gross Margin %   27.9%   25.5%   2.4%      30.0%   27.2%    2.8%
                                     points                     points
Net Income (Loss)
 per Fully-Diluted
 Share(b)          $(0.01) $(0.22)      N/A   $0.15  $(0.29)      N/A
----------------------------------------------------------------------


    RESULTS OF OPERATIONS - FOURTH QUARTER

    For the fourth quarter 2004, the company reported gross sales of $63.1 million, compared to $62.5 million in the same period last year, an increase of 1.0%. Net sales for the fourth quarter 2004 were $39.2 million, compared to $39.0 million in the same period last year, an increase of 0.5%.
    In the fourth quarter 2004, gross route sales were up 1.8% versus the same period a year ago, primarily driven by sales of the new Tastykake Sensables line and continued improvement in sales in the Pittsburgh and Cleveland area. Non-route sales decreased 1.5% versus the fourth quarter a year ago.
    The company's fourth quarter 2004 financial results were affected by an additional pre-tax pension expense of $0.8 million, or $0.06 per fully diluted share. Net income and diluted net income per share for the fourth quarter 2004, excluding the additional pension expense, were $0.4 million and $0.05, respectively, compared to a net loss and diluted net loss per share of $1.8 million and $0.22, respectively, in the same period of the prior year. (See the attached Reconciliation of GAAP to non-GAAP Financial Measures.) Including the additional pension expense, the company reported a net loss for the fourth quarter 2004 of $0.01 per fully diluted share. Fourth quarter 2003 results were impacted by a $1.1 million pre-tax gain from the sale of eleven routes on the Eastern Shore of Maryland and a pre-tax restructure charge of $0.4 million due to charges related to departing executives, partially offset by restructure charge reversals related to the favorable settlement of certain thrift store lease contracts.
    Gross margin in the fourth quarter 2004 was 27.9%, an increase of
2.4 percentage points over the comparable quarter a year ago. Gross margin was positively affected by the company's productivity initiatives, the price increase on the Family Pack product line, and favorable product sales mix.
    Selling, general and administrative expenses in the fourth quarter 2004 decreased 15.5% compared to the fourth quarter 2003. This decrease was attributed to a reduction in marketing expense and reduced freight and transportation costs. These savings were partially offset by additional costs to support the implementation of the company's new enterprise resource planning (ERP) system and consulting services related to compliance with Section 404 of the Sarbanes-Oxley Act.
    David S. Marberger, senior vice president and chief financial officer of Tasty Baking Company, said, "As disclosed in our Form 10-Q for the period ended September 24, 2004, we implemented a new ERP system in the fourth quarter of 2004, which will provide the company with an integrated planning, accounting and reporting system. The implementation of the new fully-integrated ERP system was a big step forward for Tasty Baking. Along with the system change, many process changes were made throughout the business to better leverage the system's capabilities. One of the more significant changes was the creation of satellite inventory warehouse locations to improve responsiveness to market demand. Although this change temporarily impacted sales in the fourth quarter, we are now operating at targeted customer service levels and starting to see the benefits of the transition."

    RESULTS OF OPERATIONS - FISCAL 2004

    For the fiscal year ended December 25, 2004, gross sales were $259.0 million, compared to $250.6 million for the same period last year, an increase of 3.3%. Net sales for the fiscal year ended December 25, 2004, were $159.1 million, equal to net sales in 2003.
    Gross route sales were up 5.3%, and same route sales were up 2.9%, versus the same period last year. Non-route sales were down 2.1% year-to-date versus the same period last year.
    The company's net income for the fiscal 2004, excluding the additional pension expense, was $1.8 million, or $0.22 per diluted share, compared with a net loss of $2.4 million, or $0.29 per diluted share, for fiscal 2003. (See the attached Reconciliation of GAAP to non-GAAP Financial Measures.) Including the additional pension expense, the company reported net income of $1.2 million, or $0.15 per fully diluted share for the full year 2004. Results for 2004 were also affected by a $0.1 million pre-tax gain from the sale of a distribution route on the Eastern Shore of Maryland in the second quarter 2004. Results for 2003 were affected by a $1.1 million pre-tax gain from the sale of eleven routes on the Eastern Shore of Maryland, and a net pre-tax restructure charge reversal of $0.1 million due to the favorable settlements of certain thrift store lease contracts, partially offset by charges related to departing executives.
    Fiscal 2004 gross margin was 30.0%, a 2.8 percentage point increase versus the same period a year ago.
    Selling, general and administrative expenses in the full year 2004 were down 5.0% compared to the full year 2003. The decrease was primarily due to a reduction in marketing expense and freight and transportation costs, partially offset by an increase in administrative expenses related to the ERP system implementation and consulting services related to Sarbanes-Oxley Section 404 compliance.
    Mr. Marberger said, "As previously discussed, we believe that the implementation of the new ERP system will maintain and strengthen the company's overall internal control over financial reporting. However, given the timing of this system implementation in relation to the internal control testing required by Section 404 of the Sarbanes-Oxley Act, the company and its independent auditors are still in the process of evaluating the effectiveness of its internal control environment. There can be no assurance that a material weakness in our internal control over financial reporting will not be identified in our Form 10-K to be filed for the fiscal year ended December 25, 2004."

    STRATEGIC TRANSFORMATION PLAN HIGHLIGHTS

    Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, "In 2004, we have aggressively pursued our Strategic Transformation Plan to position Tasty Baking Company for long-term sustainable growth.
    "During the year, we introduced new and exciting packaging across the Tastykake product line, launched more than a dozen new products, including the new sugar-free Tastykake Sensables product line, and continued our focus on growing the company's core route sales. We also implemented the new ERP system and improved many key business processes. With the new system now in place and a new comprehensive training program, the company has the appropriate foundation to improve efficiency and productivity in all areas of the business, driving our pay for performance culture.
    "In addition, during the fourth quarter 2004, we made necessary changes to the company's pension plan that will go into effect in the second quarter 2005. With new cash-funded retirement accounts, all Tasty Baking Company employees will be better able to directly manage their own retirement. Another important aspect of this pension change is that the volatility of the company's annual pension expense is expected to be reduced with each passing year."
    Mr. Marberger added, "The entire Tasty organization was involved in the major initiatives undertaken during the fourth quarter. In light of the scope of these projects, we are pleased with the fourth quarter financial results. In 2004, Tasty Baking Company's financial performance moved in a positive direction. The business has returned to profitability, route sales are growing and gross margins are improving. Earnings before interest, taxes, depreciation and amortization (EBITDA) improved by $6 million compared to 2003, and the increase in free cash flow has enabled the company to reduce total debt by $1.7 million during 2004. We have generated these improvements while continuing to invest in new product innovation, new technology and people." (See the attached Reconciliation of GAAP to non-GAAP Financial Measures.)
    Mr. Pizzi concluded, "In 2004, we made the business decisions and disciplined investments necessary to position Tasty Baking Company for long-term growth. In 2005, the management team is focused on executing against the pillars of our Strategic Transformation Plan and leveraging the investments we have already made. We believe this is the correct approach to grow the business and increase long-term shareholder value."

    NON-GAAP FINANCIAL MEASURES

    In addition to the reported results presented in accordance with generally accepted accounting principles (GAAP) in this press release, the company presented earnings per fully diluted share excluding the additional pension expense; earnings before interest, taxes, depreciation and amortization (EBITDA); and EBITDA Margin to Net Sales, which are non-GAAP financial measures. The company believes that these non-GAAP financial measures, viewed in addition to the company's reported GAAP results, provides useful information and greater transparency to investors in regards to the company's performance and position within its industry. The company uses these non-GAAP financial measures internally to evaluate the company's operating performance on a period over period basis and for forecasting future periods. Earnings per fully diluted share excluding the additional pension expense is calculated by adding back to GAAP earnings the additional pension expense, net of taxes, and dividing by the total number of shares and potentially dilutive options outstanding. EBITDA is calculated by adding back to net income the provision for income taxes, depreciation expense, amortization expense, net interest and other income. EBITDA margin to net sales is calculated by dividing EBITDA by net sales. Reconciliation to the comparable GAAP financial measures is available in the accompanying schedules. Earnings per fully diluted share excluding the additional pension expense and EBITDA should not be considered as substitutes for net income, cash flow from operations, or any other measure of performance or liquidity prepared in accordance with GAAP. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies.
    Tasty Baking Company management will host a conference call Tuesday morning, March 1, 2005, at 11:00 a.m. EST to discuss the company's financial results. Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company's web site, http://www.tastykake.com. On the company's homepage, click on "Corporate Info" and then "Investor Relations." For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will remain available for ninety days on the company's website. To access the telephone replay, please call 1-800-945-0804. There is no access code or password. The telephone replay will be available from 1:00 p.m. on March 1, 2005, until Monday, March 7, 2005, at 11:59 p.m. EST.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NYSE:TBC), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company's website or by calling 1-800-33-TASTY.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors.



                   TASTY BAKING COMPANY AND SUBSIDIARIES
               CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
                                (Unaudited)
                     (000's, except per share amounts)

                       13 Weeks Ended              52 Weeks Ended
                  -------------------------  -------------------------
                  12/25/2004  12/27/2003(a)  12/25/2004  12/27/2003(a)
                  ----------- -------------  ----------- -------------

Gross sales          $63,109     $62,495      $259,029      $250,648
Less discounts
 and allowances      (23,891)    (23,489)      (99,968)      (91,519)
                  ----------  ----------     ---------   -----------
Net sales             39,218      39,006       159,061       159,129

Cost of sales
 (d)                  26,103      27,173       103,693       108,689
Depreciation           2,181       1,898         7,711         7,148
Selling,
 general and
 administrative
 (d)                  11,332      13,414        45,751        48,149
Restructure
 charge net of
 reversals (b)             9         373             9           (71)
Gain on sale of
 routes (c)                -      (1,077)          (75)       (1,077)
Interest
 expense                 324         265         1,254           909
Other income,
 net                    (420)       (152)       (1,129)         (873)
                  ----------  ----------     ---------   -----------

Income (loss) before
 provision for income
 taxes                  (311)     (2,888)        1,847        (3,745)

Provision for
 (benefit from)
 income taxes           (199)     (1,088)          604        (1,383)
                  ----------  ----------     ---------   -----------


Net income
 (loss)                $(112)    $(1,800)       $1,243       $(2,362)
                  ==========  ==========     =========   ===========


Average number
 of shares
 outstanding: Basic    8,143       8,098         8,103         8,098
              Diluted  8,143       8,114         8,109         8,104
Per share of
 common stock:

Net income
 (loss): Basic
 and Diluted          ($0.01)     ($0.22)        $0.15        ($0.29)
                  ==========  ==========     =========   ===========
Cash Dividend          $0.05       $0.05         $0.20         $0.20
                  ==========  ==========     =========   ===========

All disclosures are pre-tax, unless otherwise noted.

(a) Amounts have been reclassified for comparative purposes

(b) During 2004 the company favorably settled certain thrift store lease contracts. This gain was offset by a reversal of a previously settled contract, and other adjustments related to the estimated expenses for maintaining the thrift stores still under contract, which resulted in an additional charge of $9.

    For the fourth quarter of 2003, the net restructure charge of $373 includes costs associated with arrangements made with certain departing executives offset by a restructure charge reversal resulting from the favorable settlement of two thrift store leases reserved in the 2002 restructuring.

    For the fifty-two weeks ended December 27, 2003, the restructure charge reversal of $71 includes the fourth quarter net charge of $373 and restructure charge reversals from the first three quarters of $444 related to the favorable settlement of thrift store leases reserved in the 2002 restructuring.

(c) During the second quarter of 2004, the company realized a $75 revenue gain from the sale of one route to a sales distributor in Maryland.

    During the fourth quarter of 2003, the company realized a $1,077 revenue gain, from the sale of eleven routes to sales distributors in Maryland.

(d) During 2004, the company recorded additional pension expense in the amount of $771, in connection with the company's method of immediately recognizing gains and losses that fall outside the pension corridor and a curtailment charge in connection with the company's decision to freeze benefit accruals effective March 26, 2005. Of this expense, $540 was included in cost of sales and $231 was included in selling, general and administrative expenses.






                TASTY BAKING COMPANY AND SUBSIDIARIES
               CONSOLIDATED HIGHLIGHTS OF BALANCE SHEET
                             (Unaudited)
                              ( 000's)


                                       12/25/2004  12/27/2003 (a)
                                       ----------- --------------

Current Assets                            $30,773        $32,004
Property, Plant, and Equipment, Net        65,035         63,516
Other Assets                               22,554         21,723
                                       ----------- --------------

   Total Assets                          $118,362       $117,243
                                       =========== ==============



Reserve for Restructure, Current
 Portion                                     $436         $1,331
Current Liabilities                        22,777         23,088
Long Term Debt                             13,159         12,705
Reserve for Restructure, Less Current
 Portion                                      601          1,044
Accrued Pension and Other Liabilities      23,824         19,938
Postretirement Benefits Other than
 Pensions                                  16,918         16,718
Shareholders' Equity                       40,647         42,419
                                       ----------- --------------

   Total Liabilities and Shareholders'
    Equity                               $118,362       $117,243
                                       =========== ==============



   Total Debt                             $16,571        $18,239
                                       =========== ==============

(a) Amounts have been reclassified for comparative purposes




Reconciliation of GAAP and Non-GAAP Financial Measures, as reported in the Tasty Baking Company earnings release of March 1, 2005.

The table below reconciles net income (loss), presented in accordance with GAAP, to earnings before interest, taxes, depreciation and amortization (EBITDA), which is a non-GAAP financial measure.

(Dollars in thousands, except per share data)


                       13 Weeks Ended            52 Weeks Ended
                  ------------------------  ------------------------
                  12/25/2004   12/27/2003   12/25/2004   12/27/2003
                  -----------  -----------  -----------  -----------

Net Income (Loss)      $(112)     $(1,800)      $1,243      $(2,362)
Add:
 Provision for
 (benefit from)
 income taxes           (199)      (1,088)         604       (1,383)
                  -----------  -----------  -----------  -----------
Income (loss)
 before provision
 for income taxes,      (311)      (2,888)       1,847       (3,745)
     as reported

Add:
 Interest expense        324          265        1,254          909
Deduct: Other
 income, net            (420)        (152)      (1,129)        (873)
Add:
 Depreciation          2,181        1,898        7,711        7,148
                  -----------  -----------  -----------  -----------
EBITDA                $1,774        $(877)      $9,683       $3,439
                  ===========  ===========  ===========  ===========

EBITDA                $1,774        $(877)      $9,683       $3,439
Divided by:  Net
 Sales                39,218       39,006      159,061      159,129
                  -----------  -----------  -----------  -----------
EBITDA Margin to
 Net Sales               4.5%        -2.2%         6.1%         2.2%
                  -----------  -----------  -----------  -----------




The table below reconciles earnings (loss) per fully diluted share, presented in accordance with GAAP, to earnings (loss) per fully diluted share excluding additional pension expense, which is a non-GAAP financial measure.

(Dollars in thousands, except per share data)

                       13 Weeks Ended            52 Weeks Ended
                  ------------------------  ------------------------
                  12/25/2004   12/27/2003   12/25/2004   12/27/2003
                  -----------  -----------  -----------  -----------
GAAP Earnings
 (Loss) per share     $(0.01)      $(0.22)       $0.15       $(0.29)
Net income (loss)      $(112)     $(1,800)      $1,243      $(2,362)
Add: Additional
 Pension
 Expense(a) (Net
 of 34% tax)             509            -          509            -
                  -----------  -----------  -----------  -----------
Net income (loss)
 excluding pension
 expense                $397      $(1,800)      $1,752      $(2,362)
                  ===========  ===========  ===========  ===========
Adjusted EPS
 (Loss)
 excluding
  pension expense      $0.05       $(0.22)       $0.22       $(0.29)


(a) Additional pension expense of $771, pre-tax


    CONTACT: Tasty Baking Company
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
                 or
             David S. Marberger, 215-221-8500